Exhibit 99.1

              Cornerstone Bancshares, Inc. Announces Cash Dividend

    HIXSON, Tenn., Dec. 16 /PRNewswire-FirstCall/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

    Cornerstone Bancshares, Inc. Board of Directors announced its first dividend since inception. The dividend $.10 a share was announced as an annual dividend and was declared due to the Company's success in 2003 and the positive outlook the Company has for 2004. The dividend will be issued to shareholders of record as of December 29, 2003, and will be paid January 26, 2004.

    Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 4 branches and $180 million in assets specializing in business financial services.

SOURCE  Cornerstrone Bancshares, Inc.
    -0-                             12/16/2003
    /CONTACT: Frank Hughes, President & CFO, Cornerstone Community Bank, +1-423-385-3009, of fax, +1-423-385-3100, or fhughes@cscb-chatt.com/
    /Web site:  http://www.cscbank.com /
    (CSBQ)

CO:  Cornerstrone Bancshares, Inc.
ST:  Tennessee
IN:  FIN
SU:  DIV